UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2023

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey

(Address of principal executive offices)

07083

(Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreements (each defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On April 23, 2023 (the “Petition Date”), Bed Bath and Beyond, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) filed a voluntary petition (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”). On the Petition Date, the Company Parties filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Bed Bath, et al.” Certain of the Company’s subsidiaries were not included in the Chapter 11 filing.

The Company Parties continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company Parties filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to pay employee wages and benefits and to pay vendors and suppliers for goods and services provided both before and after the Petition Date. In addition, the Company filed with the Bankruptcy Court a motion seeking approval (“Interim DIP Order”) of debtor-in-possession financing (“DIP Financing”) in the form of the DIP Credit Agreement (as defined and described below).

DIP Credit Agreement

Subject to the approval of the Bankruptcy Court following the entry of the Interim DIP Order, which the Company expects to receive, the Company Parties and Sixth Street Specialty Lending, Inc., Sixth Street Lending Partners and TAO Talents (the “DIP Parties”) have agreed to enter into a senior secured super-priority debtor-in-possession term loan credit facility in an aggregate principal amount of $240,000,000 subject to the terms and conditions set forth therein (the “DIP Credit Agreement”). If the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders would provide a senior secured super-priority debtor in possession term loan facility (the “DIP Facility”), consisting of (1) a new money single draw term loan facility in the amount of $40 million, and (2) a roll-up of certain secured obligations under the existing prepetition credit agreement between the Company Parties and the Prepetition FILO Lenders in the amount of $200 million. Borrowings under the DIP Facility would be senior secured obligations of the Company and certain Company Parties, secured by a super priority lien on the collateral under the Amended and Restated Credit Agreement, dated as of August 9, 2021 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of August 31, 2022, that certain Second Amendment to Amended and Restated Credit Agreement and Waiver, dated as of February 7, 2023, that certain Third Amendment to Amended and Restated Credit Agreement and Waiver, dated as of March 6, 2023, that certain Fourth Amendment to Amended and Restated Credit Agreement and Waiver, dated as of March 30, 2023, that certain Fifth Amendment to Amended and Restated Credit Agreement and Waiver, dated as of April 6, 2023 and that certain Sixth Amendment to Amended and Restated Credit Agreement, Consent and Waiver, dated as of April 21, 2023, the “Existing Credit Agreement”), as well as all unencumbered assets of the Company Parties (subject to customary exceptions). The DIP Credit Agreement has various customary covenants, as well as covenants mandating compliance by the Debtors with a 13-week budget, variance testing and reporting requirements, among others. The proceeds of all or a portion of the proposed DIP Credit Agreements may be used for, among other things, post-petition working capital for the Company and its subsidiaries, payment of costs to administer the Chapter 11 Cases, payment of expenses and fees of the transactions contemplated by the Chapter 11 Cases, payment of court-approved adequate protection obligations under the DIP Credit Agreements, and payment of other costs, in each case, subject to an approved budget and such other purposes permitted under the DIP Credit Agreement and the Interim DIP Order or any other order of the Bankruptcy Court.

The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Company Parties are seeking (i) interim approval of the DIP Facility and availability of a portion of the DIP Facility in the amount of not less than $240 million at an interim hearing in the Bankruptcy Court, contemplated to occur on or about April 24, 2023 and (ii) final approval at a final hearing in the Bankruptcy Court. The Company Parties anticipate that the DIP Credit Agreement will become effective promptly following entry of the Interim DIP Order by the Bankruptcy Court.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Senior Debt Events of Default

The filing of the Chapter 11 Cases constitutes an event of default that accelerated the Company’s obligations under (i) the Existing Credit Agreement and (ii) the Indenture, dated as of July 17, 2014, as amended by the First Supplemented Indenture, dated as of July 17, 2014, relating to the 3.749% senior unsecured notes due 2024 (the “3.749% Senior Notes”), the 4.915% senior unsecured notes due 2034 (the “4.915% Senior Notes”) and the 5.165% senior unsecured notes due 2044 (the “5.165% Senior Notes” and, together with the 3.749% Senior Notes and the 4.915% Senior Notes, the “Notes”) between the Company and The Bank of New York Mellon, as trustee.

As of the Petition Date, the Company had an aggregate of (i) $1,029,900,000 in aggregate principal amount of the Notes, (ii) $80,284,905 outstanding under the Existing Credit Agreement, (iii) $102,632,790 in outstanding letters of credit and (iv) $547.1 in principal of the Prepetition Term Loan Agreement.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Cases automatically stayed most actions against the applicable debtor, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the applicable debtor’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Cases also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the applicable debtor or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the applicable debtor’s bankruptcy estates, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Series A Convertible Preferred Stock

The filing of the Chapter 11 Cases constitutes a Bankruptcy Triggering Event, as defined in the Certificate of Amendment of the Certificate of Incorporation of the Company, dated as of February 6, 2023 (the “Certificate of Amendment”) of the preferred stock, as a result of which mandatory cash redemption provisions contained in the Certificate of Amendment are triggered. In addition, the filing of the Chapter 11 Cases triggers a holder’s ability to convert the preferred stock at the Alternate Conversion Price, which could result in a conversion price of lesser than $0.7160.

This description of the terms of the preferred stock contained in the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, which was filed as Exhibit 3.1 to that certain Current Report of Form 8-K filed by the Company on February 10, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

As previously disclosed on the Current Report on Form 8-K filed with the SEC on February 6, 2023, the Company appointed Holly Etlin to serve as Interim Chief Financial Officer since February 2, 2023. On and effective as of April 22, 2023, the Company appointed Ms. Etlin as Chief Financial Officer to serve in accordance with the bylaws of the company until her successor is duly elected and qualified or, if earlier, until her successor has been duly elected or until her death, resignation or removal.

Item 7.01.	Regulation FD Disclosure.

Press Release

On April 23, 2023, the Company issued a press release in connection with the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Nasdaq Delisting Notice

The Company expects to receive a notice from The Nasdaq Stock Market (“Nasdaq”) that the Common Stock is no longer suitable for listing pursuant to Nasdaq Listing Rule 5110(b) as a result of the Chapter 11 Cases. If the Company receives such notice, the Company does not intend to appeal Nasdaq’s determination and, therefore, it is expected that its Common Stock will be delisted. The delisting of the Common Stock would not affect the Company’s operations or business and does not presently change its reporting requirements under the rules of the Securities and Exchange Commission (the “SEC”).

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent Kroll LLC, at BBBYInfo@ra.kroll.com, (833) 570-5355 (U.S. or Canada), or (646) 440-4806 (International). The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated therein.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

Appointment of Chief Restructuring Officer

Effective on April 22, 2023, the Company appointed Holly Etlin to serve as the Chief Restructuring Officer (“CRO”) of the Company for such a term and in accordance with the terms and conditions of that certain engagement letter, dated as of April 21, 2023 by and among and the Company and AP Services, LLC (the “AP Engagement Letter”). As further set forth in the AP Engagement Letter, Ms. Etlin’s authority as CRO includes, in coordination with the Company’s advisors and management, (a) overseeing the Chapter 11 Cases and court-supervised liquidation and sale process, (b) overseeing cash management and liquidity forecasting, (c) the development of, or revisions to, the Company’s business plan, and (d) engagement with creditors and other stakeholders. Ms. Etlin shall serve at the direction of an ad hoc committee of the Board of Directors of the Company and its subsidiaries comprised of Carol Flaton, Pamela Corrie, Jonathan Foster, and Joshua Schechter, in accordance with the terms and conditions of the AP Engagement Letter.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to a number of factors and uncertainties that could cause the Company’s actual results to differ materially from those expressed in or contemplated by the forward-looking statements. Such factors include, but are not limited to: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect the DIP Facility; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process, DIP Facilities, or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Credit Agreement and other financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; finalization of the Company’s annual and quarterly financial statements (including finalization of the Company’s impairment tests), completion of standard annual and quarterly-close processes; risks relating to the delisting of the Common Stock from Nasdaq and future quotation of the Company’s common stock; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for additional material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC. These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement, including the Projections, as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	DIP Credit Agreement, by and among Bed Bath & Beyond and certain of its subsidiaries, the lenders party thereto and Sixth Specialty Lending, Inc., dated as of April 24, 2023.

99.1	Press release, dated April 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2023

BED BATH & BEYOND INC.

By:	/s/ David M. Kastin
David M. Kastin Executive Vice President, Chief Legal Officer & Corporate Secretary

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